UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2022

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 6, 2022, pursuant to the previously disclosed Share Sale and Purchase Agreement (the “Purchase Agreement”), dated as of September 27, 2021, by and between ICU Medical, Inc., a Delaware corporation (the “Company”), and Smiths Group International Holdings Limited (the “Seller”), the Company consummated the purchase of Smiths Medical 2020 Limited, the holding company of Smiths Group plc’s global medical device business (the “Transaction”) for consideration consisting of (a) $1,850,000,000 in cash, which the Company paid with cash on hand and proceeds of the Credit Facilities (described below), and (b) the issuance of 2,500,000 fully paid and non-assessable shares of common stock, par value of $0.10 per share, of the Company (the “Share Consideration”). Additionally, the Seller may be entitled up to $100,000,000 in additional cash based on the Company’s common stock achieving a certain volume weighted average price for certain periods during the period from closing to the third or the fourth anniversary of closing.

Shareholders Agreement

On January 6, 2022, in connection with the consummation of the Transaction and the issuance of the Share Consideration pursuant to the Purchase Agreement, the Company and the Seller entered into a Shareholders Agreement (the “Shareholders Agreement”). The Shareholders Agreement contains certain restrictions on the Seller, including prohibiting certain transfers of the shares of the Company’s common stock issued to the Seller (a) for 6 months following the closing of the transactions contemplated by the Purchase Agreement and (b) to certain competitors of the Company and certain other parties, as well as customary standstill limitations.

Under the Shareholders Agreement, the Seller has the right to designate one individual for election to the Company’s board of directors (the “Board”) so long as the Seller beneficially owns at least 5% of the total outstanding shares of the Company’s common stock. The Seller is also entitled to certain demand and piggy-back registration rights.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Credit Agreement

On January 6, 2022 (the "Closing Date"), in connection with the consummation of the Transaction, the Company entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Barclays Bank PLC and certain other financial institutions (the “Lenders”), pursuant to which, among other things, the Lenders provided the Company with credit facilities in an aggregate amount of $2.2 billion (the “Credit Facilities”) consisting of a Term Loan A Facility of $850 million, a Term Loan B Facility of $850 million and a Revolving Credit Facility of $500 million. The Company had no borrowings under the Revolving Credit Facility as of the Closing Date. The Company used the proceeds of the borrowings made on the Closing Date to partially fund the Transaction as detailed above.

Maturity

Under the Credit Agreement, the final maturity of the Term Loan A Facility and the Revolving Credit Facility will occur on the fifth anniversary of the Closing Date, and the final maturity of the Term Loan B Facility will occur on the seventh anniversary of the Closing Date

Interest Rate Terms

In general, U.S. dollar revolving and term loans under the Credit Facilities may bear interest, at our option, on either (1) the Base Rate (Base Rate Loan) (as defined in the Credit Agreement) plus the applicable margin as defined below or (2) Adjusted Term secured overnight financing rate ("Term SOFR Loan") (as defined in the Credit Agreement, is a type of RFR Loan) plus applicable margin as defined below.

Euro loans bear interest based on the applicable Adjusted Eurocurrency Rate (as defined in the Credit Agreement) plus the applicable interest margin as defined below.

Pounds Sterling loans bear interest based on the Adjusted Daily Simple RFR rate (RFR Loans) (as defined in the Credit Agreement) plus the applicable interest margin as defined below.

Revolving Credit Facility Commitment Fee

The revolving credit facility has a per annum commitment fee at an initial rate of 0.25% which is applied to the available amount of the revolving credit facility. The commitment fee on and after the first Adjustment Date occurring after the completion of the Company's first fiscal quarter ending June 30, 2022 is determined based on the leverage ratio as indicated below.

Applicable Interest Margins

The applicable interest margins with respect to Revolving Loans and the Term Loan A Facility shall initially be 0.75% for Base Rate Loans and 1.75% for Eurocurrency Rate and RFR Loans (Daily Simple RFR Loans or Term SOFR Loans). The following pricing grid for the Revolving Credit Facility and the Term Loan A Facility will become effective on the Adjustment Date (as defined in the Credit Agreement) and will be based on changes in the Leverage Ratio as follows:

Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans and RFR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Rate
>4.00 to 1.0	2.25%	1.25%	0.35%
<4.00 to 1.0 but >3.00 to 1.0	2.00%	1.00%	0.30%
<3.00 to 1.0 but >2.50 to 1.0	1.75%	0.75%	0.25%
<2.50 to 1.0 but >2.00 to 1.0	1.50%	0.50%	0.20%
<2.00 to 1.0	1.25%	0.25%	0.15%

The applicable interest margins for the Term Loan B Facility shall initially be set at 1.5% for Base Rate Loans and 2.50% for Eurocurrency Rate Loans. The following pricing grid will become effective on the Adjustment Date and will be based on changes in the Leverage Ratio as follows:

Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
>2.75 to 1.0	2.50%	1.50%
<2.75 to 1.0	2.25%	1.25%

Interest Payments

Interest payments on any Base Rate Loan or Daily Simple RFR Loans will be payable quarterly in arrears and will be payable on the last business day of the quarter and the applicable maturity date. Interest periods on any Eurocurrency Rate Loan or Term SOFR Loan will be determined, at our option, of either one, three or six months and will be payable on the last day of each interest period and the applicable maturity date. In the case of any interest periods of more than three months duration the interest payment will be payable on each day prior to the last day of such interest period that occurs at three-month intervals.

Hedging Strategy

In connection with the Transaction financing, the Company entered into forward-starting interest swap agreements to lock in low interest rates to reduce potential volatility in earnings associated with fluctuations in future interest rates relating to the anticipated issuance of the Term Loan A and Term Loan B Credit Facilities. The Company will utilize these derivative instruments to hedge a portion of the interest rate risk associated with the variable interest payments on the Term Loan A and Term Loan B Credit Facilities and are structured such that, at specified intervals, the Company receives payments based on a variable interest rate and makes payments based on a fixed interest rate calculated by reference to an agreed-upon notional amount. The goal of the hedging program is to achieve lower volatility in the interest rate of a portion of the Term Loans.

Scheduled Principal Payments

Principal payments on the Term Loan A and Term Loan B Facilities are due on the last day of each calendar quarter commencing on June 30, 2022.

The Term Loan A Facility will amortize in an amount equal to 2.50% of the original principal amount in the first two years, 5.00% in the third and fourth years and 7.50% in the fifth year, with a final payment of the outstanding principal balance due on the respective maturity date.

The Term Loan B Facility will mature in twenty-seven consecutive quarterly installments on the last day of each quarter commencing on the first full fiscal quarter after closing, each in an amount equal to such Lender's Term Loan B Term Percentage (as defined in the Credit Agreement) multiplied by 0.25% of the aggregate principal amount of the Term Loan B outstanding on the Closing Date, with a final payment of the outstanding principal balance due on the respective maturity date.

All outstanding revolving loans are to be paid by the applicable maturity date.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and the restricted subsidiaries of the Company, including, without limitation, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, restricted payments and prepayment of junior indebtedness. The Credit Agreement contains financial covenants on the Revolving Credit Facility and Term Loan A Facility that require the Loan Parties and the restricted subsidiaries of the Company to (i) not exceed a maximum secured net leverage ratio initially set at 4.50 to 1.00, with stepdowns to 4.00 to 1.00 on June 30, 2024 and (ii) a minimum interest coverage ratio of 3.00 to 1.00.

The Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults and cross-acceleration to certain material indebtedness, certain events of bankruptcy and insolvency, impairment of security, certain events under ERISA, material judgments and a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder and termination of commitments under the Facilities.

The foregoing description of the Credit Facilities and Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2021, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under “Credit Agreement” in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of the Share Consideration in connection with the Transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 8.01. Other Events

On January 6, 2022, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Shareholders Agreement, dated as of January 6, 2021, by and between ICU Medical, Inc. and Smiths Group International Holdings Limited.
10.2
Credit Agreement, dated as of January 6, 2022, by and among ICU Medical, Inc. as Borrower, certain subsidiaries as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC and Barclays Bank PLC as joint bookrunners and joint lead arrangers and the other joint bookrunners and joint lead arrangers listed therein.

99.1	Press release, dated as of January 6, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: January, 7, 2022	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer